                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                               Redwood Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                       RWT

                               REDWOOD TRUST, INC.
                         591 Redwood Highway, Suite 3100
                          Mill Valley, California 94941
                                 (415) 389-7373

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders
of Redwood Trust, Inc.

         You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (the "Company"), to be held on Thursday, May 3, 2001, at 11:00 a.m., PDT, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, for the following purposes:

1. The election of three Class I directors to serve until the Company's Anual Meeting of Stockholders to be held in 2004 or until such directors' successors are elected and qualified;

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

         A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 30, 2001, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

         Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope or vote by telephone or via the Internet as instructed on the proxy. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                            By Order of the Board of Directors


                                            /s/ HAROLD F. ZAGUNIS
                                            -----------------------------------
                                            HAROLD F. ZAGUNIS
                                            Secretary

Mill Valley, California
April 4, 2001

      ---------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
                   PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
       YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE
                      INTERNET AS INSTRUCTED ON THE PROXY.
      ---------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
GENERAL INFORMATION.......................................................................................    1
         Solicitation of Proxies..........................................................................    1
         Voting Rights....................................................................................    1
         Voting of Proxies................................................................................    2
         Revocability of Proxy............................................................................    2
         Annual Report....................................................................................    2

ITEM 1 - ELECTION OF DIRECTORS............................................................................    2
         Class I Nominees to Board of Directors...........................................................    3
         Class II and Class III Directors - Terms Expiring After 2001.....................................    3
         Information Concerning the Board of Directors....................................................    4
         Compensation Committee Interlocks and Insider Participation......................................    5
         Compliance with Section 16(a) of the Securities and Exchange Act of 1934.........................    5

MANAGEMENT OF THE COMPANY.................................................................................    5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............................................    7

EXECUTIVE COMPENSATION....................................................................................    8
         Employment Agreements............................................................................    9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................................    10

AUDIT COMMITTEE REPORT....................................................................................    12

COMPENSATION COMMITTEE REPORT.............................................................................    13

PERFORMANCE GRAPH.........................................................................................    15

ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS...................................................    16
         Audit Fees.......................................................................................    16
         Financial Information Systems Design and Implementation Fees.....................................    16
         All Other Fees...................................................................................    16

OTHER BUSINESS............................................................................................    16

STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING...............................................................    17

APPENDIX A - AUDIT COMMITTEE CHARTER......................................................................    18

                                       RWT

                               REDWOOD TRUST, INC.
                         591 Redwood Highway, Suite 3100
                          Mill Valley, California 94941
                                 (415) 389-7373

                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2001

To Our Stockholders:

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 3, 2001 at 11:00 a.m., Pacific Daylight Time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to stockholders beginning on or about April 4, 2001.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

         Holders of shares of the Company's common stock ("Common Stock") at the close of business on March 30, 2001, the record date are entitled to notice of, and to vote at, the Annual Meeting. On that date, 8,868,838 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a director, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

VOTING OF PROXIES

         Shares of the Common Stock represented by all properly executed (or otherwise designated) proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors and FOR the appointment of PricewaterhouseCoopers LLP as the Company's auditors.

         The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. To date, no stockholders' proposals have been received by the Company. However, if any other matters of which the management and Board of Directors of the Company are not now aware are presented properly to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

         The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT

         The 2000 Annual Report including financial statements for the year ended December 31, 2000, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

         The 2000 Annual Report includes the annual report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission ("SEC"). Any exhibits listed in the Form 10-K will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive office set forth in this Proxy Statement.

                         ITEM 1 -- ELECTION OF DIRECTORS

         The Company's Articles of Incorporation and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. Class I directors are scheduled to be elected at the 2001 Annual Meeting to serve for a three-year term and until their successors are elected and duly qualified. The Company's Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will be at all times Independent Directors. The nominees for Class I directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for directors listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. All of the nominees listed below already are serving as directors of the Company.

         The election to the Board of Directors of each of the three nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE THREE NOMINEES IDENTIFIED BELOW.

CLASS I NOMINEES TO BOARD OF DIRECTORS

         NAME                                     POSITION WITH THE COMPANY
         ---------------------------              -----------------------------
         Richard D. Baum                           Director
         Mariann Byerwalter                        Director
         David L. Tyler                            Director

         Certain biographical information regarding each nominee is set forth below along with biographical information for each continuing director.

         RICHARD D. BAUM, age 54, is the President of Care West Insurance Company, a worker's compensation company headquartered in Rocklin, California. Previously, Mr. Baum was the Chief Deputy Insurance Commissioner for the State of California. Prior to that, Mr. Baum was a Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses including real estate development and property management. Mr. Baum holds a B.A. degree from Stanford University, an M.A. degree from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C.

         MARIANN BYERWALTER, age 40, was elected to the Board of Directors in 1998. Ms. Byerwalter is the Chief Financial Officer and Vice President for Business Affairs of Stanford University. She serves as a director of Stanford Research Institute International, the America First Companies in Omaha, LookSmart, and the Stanford Hospital and Clinics. She also currently serves as a Trustee of Schwab Funds. From 1987 to 1996, Ms. Byerwalter was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and Director of America First Eureka Holdings, the holding company for EurekaBank, a publicly traded institution. She was the Chief Financial Officer of EurekaBank from 1993 to 1996 and was a member of its Board of Directors from 1988 until the company was sold in 1998. From 1984 to 1987 Ms. Byerwalter was a Vice President for Strategic Planning and Corporate Development at BankAmerica Corporation. From 1984 to 1987 she was a Vice President of the BankAmerica Venture Capital Corporation. Ms. Byerwalter has a B.A. degree from Stanford University and an M.B.A from Harvard Business School.

         DAVID L. TYLER, age 63, is the Executive Vice President, Director, and Chief Financial Officer of Interland Corporation, a private owner/developer of commercial centers and apartment communities. Interland owns and operates in excess of 5,000 multifamily units and over 2 million square feet of office space. Mr. Tyler has B.A from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley.

CLASS II AND CLASS III DIRECTORS - TERMS EXPIRING AFTER 2001

         THOMAS C. BROWN, age 52, has been a Director of the Company since 1998, Mr. Brown is currently an independent consultant. Mr. Brown was CEO of Rates Financial Network. Prior to that, Mr. Brown was the Executive Vice President, Marketing and Field Operations at PMI Mortgage Insurance Company in San Francisco. Mr. Brown has more than 20 years of senior management experience in real estate, mortgage finance, and investment banking. Prior to joining PMI in 1997, Mr. Brown was President, CEO and Director of Centerbank Mortgage Company based in Waterbury, CT. Before joining Centerbank in 1989, Mr. Brown held senior management positions at Goldome Realty Credit Corporation and Merrill Lynch and Company, where he was President of Merrill Lynch Huntoon Paige Inc. and Managing Director of the Real Estate Finance Group. Mr. Brown holds a B.S. from Boston University and an MBA from the University of Buffalo. Mr. Brown is a Class III Director whose term expires in 2003.

         GEORGE E. BULL, age 52, has served as Chairman of the Board and Chief Executive Officer of the Company since 1994 and as Chairman of the Board of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since 1997. Mr. Bull serves as Chairman and Chief Executive Officer of RWT Holdings, Inc., a subsidiary of the Company, and as Chairman and Chief Executive Officer of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. Since 1997, Mr. Bull has been a director of Specialty Mortgage Trust, Inc., a publicly reporting mortgage REIT. From 1983 through 1997, Mr. Bull was the President of George E. Bull, III Capital Management, Inc. ("GB Capital"). GB Capital discontinued operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. degree in Economics from University of California at Davis. Mr. Bull is a Class III Director whose term expires in 2003.

         THOMAS F. FARB, age 44, has been a Director of the Company since 1994. In 1998, Mr. Farb became General Partner and Chief Financial Officer of Summit Partners, a Boston-based private equity investment firm with a capital base of over $3.4 billion. From 1994 to 1998, Mr. Farb was the Executive Vice President of Finance, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly held pharmaceutical company. From 1992 to 1994, Mr. Farb was the Vice President of Finance and Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a publicly held medical device/diagnostics company. Mr. Farb is currently a director of HNC Software, Inc., a public company, and Saf-T-Med Corporation. Mr. Farb holds a B.A. degree from Harvard College. Mr. Farb is a Class II director whose term expires in 2002.

         DOUGLAS B. HANSEN, age 43, has served as President and a Director of the Company since 1994. He also served as Chief Financial Officer of the Company from 1994 until April 1999. Mr. Hansen has also served as President and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since 1997. Mr. Hansen serves as President and Director of RWT Holdings, Inc., a subsidiary of the Company, and as President of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital discontinued operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen holds a B.A. degree in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2002.

         CHARLES J. TOENISKOETTER, age 56, has been a Director of the Company since 1994. Mr. Toeniskoetter is the President of Toeniskoetter & Breeding, Inc. Development, a company which has developed, and owns and manages over $250 million of commercial and industrial real estate properties, and is the President of Toeniskoetter & Breeding, Inc. Construction, a commercial and industrial construction company that has completed over $500 million of construction contracts since its founding. Mr. Toeniskoetter co-founded both of these companies in 1983. Mr. Toeniskoetter serves on the Board of the San Jose Water Company and a number of non-profit foundations and other community organizations. Mr. Toeniskoetter has a B.S.M.A. from the University of Notre Dame and an M.B.A. from Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2002.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors consists of Mr. Toeniskoetter, Mr. Farb, and Mr. Tyler. The Audit Committee met seven times in 2000 in order to carry out its responsibilities as discussed below in the Audit Committee Report. The Board of Directors also has a Compensation Committee, which in 2000 consisted of Ms. Byerwalter and Mr. Brown. The Compensation Committee met eight times in 2000. The Company has no other standing committees of the Board of Directors.

         The Board of Directors held four regular meetings in 2000. None of the directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served.

         The Directors who are not employed by the Company (the "Independent Directors") receive an annual fee of $16,000 per year, plus a fee of $1,000 for each meeting of the Board of Directors attended in person and $500 for each Board meeting attended telephonically. They may also be paid for each committee meeting attended in person or telephonically. They are also granted options to purchase shares of the Company's Common Stock, which may include dividend equivalent rights ("DERs"), at the fair market value on the date of grant each year which is the day after the Annual Meeting of Stockholders. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is comprised of Mariann Byerwalter, Richard D. Baum, Thomas C. Brown, and David L. Tyler. The Compensation Committee establishes the compensation of the officers of the Company and also administers the Company Stock Option Plan. None of the Compensation Committee members nor the named executive officers has any relationships with the Company or its affiliates that must be disclosed under this caption.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of such forms that it received, and written representations from reporting persons that no additional Form 5s were required for such persons, the Company believes that, during fiscal year 2000, all
Section 16(a) filing requirements were satisfied on a timely basis.

                            MANAGEMENT OF THE COMPANY

         The executive officers of the Company and their positions are as follows:

NAME                                POSITION WITH THE COMPANY                                 AGE
---------------------------         --------------------------------------------              --------
George E. Bull                      Chairman of the Board and Chief Executive Officer              52
Douglas B. Hansen                   President and Director                                         43
Harold F. Zagunis                   Vice President, Chief Financial Officer, Treasurer,            43
                                       Secretary, and Controller
Andrew I. Sirkis                    Vice President                                                 39
Brett D. Nicholas                   Vice President                                                 32

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Bull and Mr. Hansen is provided in the preceding pages. Biographical information regarding Mr. Zagunis, Mr. Sirkis, and Mr. Nicholas is set forth below.

         HAROLD F. ZAGUNIS, age 43, has served as a Vice President of the Company since 1995 and as Vice President, Chief Financial Officer, Treasurer, Secretary, and Controller of the Company since 1999. He also serves as Chief Financial Officer, Treasurer and Secretary and Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company and as Chief Financial Officer, Treasurer and Secretary of RWT Holdings, Inc., a subsidiary of the Company, and as Chief Financial Officer, Treasurer and Secretary of RWT Holding's three wholly owned subsidiaries, Redwood Residential Funding, Inc., Redwood Commercial Funding, Inc. and Redwood Financial Services, Inc. Prior to joining the Company in 1995, Mr. Zagunis worked from 1986 to 1995 as Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. degree from Stanford University Graduate School of Business.

         ANDREW I. SIRKIS, age 39, has served as Vice President of the Company since 1997. Prior to joining the Company, he was Senior Vice President of Capital Markets at Saxon Mortgage Corporation, and worked for Saxon's parent corporation, Resource Mortgage Capital. Prior to his service at Saxon Mortgage, Mr. Sirkis served as Vice President of Secondary Marketing at GMAC Mortgage Corporation. Mr. Sirkis has a B.B.A. degree in Accounting from Temple University and an M.B.A. degree in Finance from Tulane University.

         BRETT D. NICHOLAS, age 32, has served as Vice President of the Company since 1996. Prior to joining the Company he was Vice President of Secondary Marketing at California Federal Bank, FSB from 1994 to 1995. Mr. Nicholas worked from 1991 to 1994 at Union Security Mortgage, a wholly owned subsidiary of Union Federal Savings Bank of Evansville, Indiana as Vice President of Secondary Marketing. Mr. Nicholas has a B.A. degree in Economics from the University of Colorado at Boulder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 2001, by each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                                       NUMBER OF SHARES     APPROXIMATE
          NAME                                                         BENEFICIALLY OWNED     % OWNED
          ------------------                                           ------------------     -------
          Wallace R. Weitz & Company(1)                                        2,872,514       32.0%
          FMR Corp.(2)                                                           930,200       10.5%
          Granite Capital and Affiliates(3)                                      658,800        7.4%
          Gruber & McBaine Capital Management, LLC(4)                            654,100        7.4%
          George E. Bull(5)                                                      436,284        4.8%
          Douglas B. Hansen(6)                                                   402,206        4.4%
          Richard D. Baum(7)                                                       1,750           *
          Thomas C. Brown(8)                                                       3,325           *
          Mariann Byerwalter(9)                                                    3,325           *
          Thomas F. Farb (10)                                                     10,386           *
          Charles J. Toeniskoetter(11)                                            17,275           *
          David L. Tyler(12)                                                       7,537           *
          Harold F. Zagunis(13)                                                   36,951           *
          Andrew I. Sirkis(14)                                                    17,148           *
          Brett D. Nicholas(15)                                                   19,418           *

          All Directors and Executive Officers as a group (11 persons)           955,604       10.1%

---------------
*  LESS THAN ONE PERCENT

(1) ADDRESS: 1125 SOUTH 103RD STREET, SUITE 600, OMAHA, NEBRASKA 68124. INCLUDES 653,700 SHARES OF COMMON STOCK SUBJECT TO A VOTING AGREEMENT PURSUANT TO WHICH WALLACE R. WEITZ & COMPANY ("WEITZ") HAS TRANSFERRED ITS VOTING RIGHTS WITH RESPECT TO SUCH SHARES TO MESSRS. BULL AND HANSEN. THE VOTING AGREEMENT COVERS UP TO 1,000,000 COMMON SHARES AND WILL CONTINUE IN EFFECT FOR SO LONG AS WEITZ OR ITS AFFILIATES HOLD ANY CAPITAL STOCK OF THE COMPANY AND EITHER MR. BULL OR MR. HANSEN CONTINUES TO BE EMPLOYED BY OR REMAINS ON THE BOARD OF DIRECTORS OF THE COMPANY. UNDER THE VOTING AGREEMENT, MESSRS. BULL AND HANSEN AGREE TO VOTE THE SHARES SUBJECT TO THE AGREEMENT ON EACH MATTER TO BE VOTED UPON IN THE SAME PROPORTION AS THE VOTES CAST ON SUCH MATTER BY ALL STOCKHOLDERS OTHER THAN WEITZ AND ITS AFFILIATES. ALSO INCLUDES 114,600 SHARES OF CONVERTIBLE PREFERRED STOCK.

(2)      ADDRESS: 82 DEVONSHIRE STREET, BOSTON, MASSACHUSETTS 02109.
(3)      ADDRESS: 126 EAST 56TH STREET, 25TH FLOOR, NEW YORK, NEW YORK 10022.
(4)      ADDRESS: 50 OSGOOD PLACE, PENTHOUSE, SAN FRANCISCO, CA  94133.
(5) INCLUDES 139,309 SHARES HELD OF RECORD BY THE BULL TRUST, 6,000 SHARES HELD IN AN IRA, , 400 SHARES HELD OF RECORD BY MR. BULL'S SPOUSE, 3,100 SHARES HELD OF RECORD BY MR. BULL'S CHILDREN AND 12,520 SHARES OF CONVERTIBLE PREFERRED STOCK HELD IN AN IRA. ALSO INCLUDES 260,955 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 14,000 SHARES OF RESTRICTED STOCK ISSUED IN MARCH 2001.

(6) INCLUDES 3,000 SHARES HELD IN AN IRA AND 1,400 SHARES HELD OF RECORD BY MR. HANSEN'S SPOUSE. ALSO INCLUDES 260,955 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 14,000 SHARES OF RESTRICTED STOCK ISSUED IN MARCH 2001.

(7) INCLUDES 1,500 SHARES HELD IN AN IRA. ALSO INCLUDES 250 SHARES OF CONVERTIBLE PREFERRED STOCK HELD IN AN IRA.
(8) INCLUDES 3,325 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(9) INCLUDES 3,325 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(10) INCLUDES 5,860 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(11) INCLUDES 14,205 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 500 SHARES ON WHICH MR. TOENISKOETTER HAS VOTING AND INVESTMENT POWER IN THE TBI CONSTRUCTION PROFIT SHARING TRUST.
(12)     INCLUDES 200 SHARES HELD OF RECORD BY MR. TYLER'S SPOUSE.
(13) INCLUDES 1,000 SHARES HELD IN AN IRA. ALSO INCLUDES 35,951 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(14) INCLUDES 15,148 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 1,000 SHARES OF CONVERTIBLE PREFERRED STOCK.
(15) INCLUDES 17,718 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 1,500 SHARES OF CONVERTIBLE PREFERRED STOCK.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation earned in the years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and its four other executive officers during those years.

                                               SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     OTHER
        ANNUAL COMPENSATION                                                LONG-TERM COMPENSATION AWARDS          COMPENSATION
       --------------------                                        ------------------------------------------     -------------
                                                                      RESTRICTED       DIVIDEND     SECURITIES
                                                                        STOCK         EQUIVALENT    UNDERLYING
  NAME AND PRINCIPAL POSITION      YEAR  SALARY($)    BONUS($)(1)     AWARDS($)(2)    RIGHTS(#)(3)  OPTIONS(#)   OTHER($)(4)
  ---------------------------      ----  ----------   -----------    -------------    ------------  ----------    -----------
George E. Bull                     2000   $350,000     $ 352,110       $260,610        5,962        57,200         $ 25,250
Chairman of the Board and          1999    350,000             0              0        1,702        73,500           26,833
Chief Executive Officer            1998    350,000       120,000              0          660       229,491                0

Douglas B. Hansen                  2000   $350,000     $ 352,110       $260,000        5,962        57,200         $ 25,250
President and Director             1999    350,000             0              0        1,702        73,500           26,833
                                   1998    350,000       120,000              0          660       229,491                0

Harold F. Zagunis                  2000   $200,000     $  59,010       $      0        2,371             0         $  5,250
Vice President, Chief Financial    1999    137,000        75,464              0          677        10,000            5,000
Officer, Treasurer, Controller     1998    131,000        61,133              0          262         5,038                0
and Secretary

Andrew I. Sirkis                   2000   $200,000     $  59,010       $      0            0             0         $  5,250
Vice President                     1999    175,000       115,675              0            0        10,000            5,000
                                   1998    145,000        93,042              0            0        24,101                0

Brett D. Nicholas                  2000   $200,000     $  59,010       $      0            0             0          $ 5,250
Vice President                     1999    150,000        82,625              0            0        10,000            5,000
                                   1998    135,000        63,000              0            0        17,850                0
------------------------------------------------------------------------------------------------------------------------------

----------------
(1) AMOUNTS STATED INCLUDE BONUS AMOUNTS ACCRUED DURING THE FISCAL YEAR AND PAID WITHIN 2 1/2 MONTHS OF YEAR-END.
(2) REPRESENTS 14,000 SHARES AWARDED IN JANUARY 2001 AND ISSUED ON MARCH 1, 2001. THESE AWARDS VEST OVER FOUR YEARS AND DIVIDENDS ARE PAYABLE ON ALL OUTSTANDING RESTRICTED STOCK. PRIOR TO THESE AWARDS IN 2001, NO EXECUTIVE OWNED ANY RESTRICTED STOCK.
(3) REPRESENTS THE NUMBER OF SHARES OF STOCK, WHICH ARE ACCRUED STOCK DERS AND ARE ISSUABLE TO HOLDERS UPON THE EXERCISE OF THE RELATED STOCK OPTIONS.
(4) THIS COLUMN INCLUDES COMPANY CONTRIBUTIONS TO THE COMPANY'S PENSION AND PROFIT SHARING PLANS. IT ALSO INCLUDES FEES PAID BY AFFILIATES OF THE COMPANY TO CERTAIN EXECUTIVE OFFICERS AS BOARD FEES. IT DOES NOT INCLUDE CASH DERS PAID ON UNEXERCISED STOCK OPTIONS.

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 2000 fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                  NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                                  SECURITIES     OPTIONS      EXERCISE                   STOCK PRICE APPRECIATION
                                  UNDERLYING    GRANTED TO       OR                           FOR OPTION TERM
                                   OPTIONS     EMPLOYEES IN  BASE PRICE  EXPIRATION   -------------------------------
             NAME                GRANTED (#)   FISCAL YEAR     ($/SH)       DATE         5% ($)          10% ($)
             ----                -----------   -----------     ------       ----         ------          -------
George E. Bull                      57,200        40.6%       $17.625     12/14/10      $634,020       $1,606,731
Douglas B. Hansen                   57,200        40.6%       $17.625     12/14/10      $634,020       $1,606,731
Harold F. Zagunis                     0             0%          ----        ----          ----            ----
Andrew I. Sirkis                      0             0%          ----        ----          ----            ----
Brett D. Nicholas                     0             0%          ----        ----          ----            ----

         The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 2000 fiscal year and the value of options held at fiscal year end:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                          UNDERLYING                  VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                              SHARES ACQUIRED         VALUE          FISCAL YEAR-END(#)              AT FISCAL YEAR-END($)(1)
           NAME               ON EXERCISE(#)      REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
           ----               ---------------     --------------   -------------------------        --------------------------
George E. Bull                       0                $0.00            260,958/328,685                 $350,453/$788,842
Douglas B. Hansen                    0                $0.00            260,958/328,685                 $350,453/$788,842
Harold F. Zagunis                    0                $0.00             35,955/23,634                  $109,901/$70,101
Andrew I. Sirkis                     0                $0.00             15,148/35,941                  $14,942/$107,956
Brett D. Nicholas                    0                $0.00             17,718/36,300                   $8,098/$87,420

----------------
(1) THE VALUE OF UNEXERCISED OPTIONS IS BASED ON THE MARKET VALUE OF THE UNDERLYING SECURITIES AT FISCAL YEAR END, MINUS THE EXERCISE PRICE.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Bull and Hansen. Each agreement provides for a term through December 31, 2003 and is automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation in any bonus incentive compensation plan. Each agreement provides for the officer to receive his base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each agreement also provides for the officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the officer resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum base salary and actual bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Each agreement also contains a "non-compete" provision prohibiting the officer from competing with the Company for a period of one year following termination of employment following the Company's termination of the officer without cause or resignation of the officer for "good reason" (including a "Change of Control"). In addition, all outstanding options and Awards granted to the officer under the Stock Option Plan shall immediately vest upon his termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Mr. Bull's agreement also restricts the Company from entering into a separate management agreement or arrangement, without Mr. Bull's consent, pursuant to which another entity would perform all or a substantial portion of Mr. Bull's duties.

         The Company has entered into employment agreements with each of Messrs. Zagunis, Sirkis, and Nicholas, as of March 2001. Each agreement will remain in effect until terminated by either party. Each employment agreement provides for an annual base salary and for participation in a discretionary bonus incentive compensation plan. Each agreement provides for the officer to receive, in the event that the Company terminates his employment without cause, or if he resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, payable in three equal monthly installments, equal to the greater of 50% of his then current annual base salary, or 50% of his 1999 annual base salary plus his 1999 incentive bonus). Each agreement contains a "non-compete" provision prohibiting the officer from competing with the Company for a period of three months following termination of employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to January 1, 2001, the Company owned a non-voting preferred stock interest in RWT Holdings, Inc. ("Holdings"), an unconsolidated, non-REIT, taxable affiliate. Holdings was incorporated and began operations in 1998.

         PURCHASE OF HOLDINGS COMMON STOCK. In 1998, Holdings issued a total of 2,000 shares of Common Stock, 1,000 shares to George E. Bull and 1,000 shares to Douglas B. Hansen, for net proceeds of $200,000. In 1999, Holdings issued an additional 1,000 shares of Common Stock, 500 shares to Mr. Bull and 500 shares to Mr. Hansen, for net proceeds of $100,000.

         In 1998, Holdings issued 3,960 shares of Preferred Stock to the Company for net proceeds of $19.8 million. In 1999, Holdings issued an additional 1,980 shares of Preferred Stock to the Company for net proceeds of $9.9 million. The Preferred Stock entitled the Company to receive 99% of the aggregate amount of any dividends or distributions made by Holdings. The holders of the Common Stock were entitled to receive the remaining 1% of the aggregate amount of such dividends and distributions. The Preferred Stock ranked senior to the Common Stock, which preference entitled holders of the Preferred Stock to receive a $1,000 per share liquidation preference before any distribution was made on the Common Stock. After the liquidation preference, the holders of Preferred Stock were entitled to 99% of any remaining assets.

         Effective December 15, 1999, Congress enacted the REIT Modernization Act ("RMA") which, among other things, authorized REITs to own 100% of the outstanding voting securities of a taxable REIT subsidiary beginning after December 31, 2000. The RMA thus permitted the Company for the first time to own all of the Common Stock of Holdings, and thereby be entitled to consolidate Holdings in the Company's financial statements. Accordingly, effective January 1, 2001, the Company acquired all of the Common Stock of Holdings for $300,000 in cash consideration. The Company's Audit Committee determined the purchase price based on an independent appraisal obtained by the Committee and through negotiations with Messrs. Bull and Hansen, taking into account projected cost savings to the Company from being able to consolidate Holdings into the Company's future financial statements and other potential benefits to the Company and its stockholders. Following the Company's acquisition of the Common Stock of Holdings, the Company converted its shares of Preferred Stock into additional Common Stock of Holdings as part of an equity recapitalization of Holdings. Following these transactions, the Company now owns 100% of the Common Stock of Holdings.

         The transaction has been accounted for using the purchase method of accounting. The assets and liabilities of Holdings have been recorded by the Company at their fair market value. The transaction did not have a material impact on the financial statements of the Company.

         PAYMENTS TO EXECUTIVE OFFICERS. During 2000, Mr. Bull and Mr. Hansen each received payments of $20,000 from Holdings under agreements between them and Holdings for compensation as management directors.

         PURCHASES AND SALES OF MORTGAGE LOANS. During the year ended December 31, 2000, the Company sold $58 million of commercial Mortgage Loans to RCF. Pursuant to Master Forward Commitment Agreements between the Company and RCF, the Company sold the Mortgage Loans to RCF at the same price for which the Company acquired the Mortgage Loans. During the year ended December 31, 1999, there were $50 million of commercial Mortgage Loans sold to RCF pursuant to such agreements. At December 31, 2000 and 1999, under the terms of Master Forward Commitment Agreements, the Company had committed to sell $34 and $8 million, respectively, of commercial Mortgage Loans to RCF during the first quarter of 2001 and 2000, respectively.

         During the year ended December 31, 2000, the Company sold $17 million of residential Mortgage Loans to Redwood Residential Funding ("RRF"), a subsidiary of Holdings. Pursuant to Master Forward Commitment Agreements, the Company sold the Mortgage Loans to RRF at the same price for which the Company acquired the Mortgage Loans. There were $61 million of such sales of residential Mortgage Loans during the year ended December 31, 1999. At December 31, 2000, the Company had no commitments to sell residential Mortgage Loans to RRF. At December 31, 1999, under the terms of Master Forward Commitment Agreements, the Company had committed to sell $16 million, of residential Mortgage Loans to RRF during the first and second quarters of 2000.

         OTHER. Under a revolving credit facility arrangement, the Company may loan funds to Holdings to finance certain Mortgage Loans owned by Holdings. These loans are typically unsecured and are repaid within six months. Such loans bear interest at a rate of 3.50% over the LIBOR. At December 31, 2000, the Company had no such loans to Holdings. At December 31, 1999, the Company had loaned $6.5 million to Holdings in accordance with the provisions of this arrangement. During the years ended December 31, 2000 and 1999, the Company earned $0.3 million and $1.1 million, respectively, in interest on loans to Holdings.

         The Company shares many of the operating expenses of Holdings, including personnel and related expenses, subject to full reimbursement by Holdings. During the years ended December 31, 2000 and 1999, $0.2 million and $3.0 million, respectively, of Holdings' operating expenses were paid by the Company, and were subject to reimbursement by Holdings.

         The Company may provide credit support to Holdings to facilitate Holdings' financings from third-party lenders and/or hedging arrangements with counterparties. As part of this arrangement, Holdings is authorized as a co-borrower under some of the Company's short-term debt agreements subject to the Company continuing to remain jointly and severally liable for repayment. Accordingly, Holdings pays the Company credit support fees on borrowings subject to this arrangement. At December 31, 2000, the Company was providing credit support on $18 million of Holdings' short-term debt. At December 31, 1999, such borrowings totaled $22 million. During both years ended December 31, 2000 and 1999, the Company recognized $0.1 million in credit support fee income. Credit support fees are reflected as a component of "Other Income" on the Consolidated Statements of Operations.

         In 2000, the Company acquired from RWT Holdings $23 million in commercial Mortgage Loans which the Company intends to hold in its portfolio.. RWT Holdings recognized a gain on the sale of these loans of $0.2 million. Any inter-company gains or losses recorded on the sale of commercial Mortgage Loans from RCF to the Company are eliminated against the basis of the commercial Mortgage Loan purchased by the Company. No such sales occurred in 1999.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                             AUDIT COMMITTEE REPORT

         During 2000, the Audit Committee of the Company's Board of Directors developed an Audit Committee Charter to define and guide its responsibilities. This charter, which is included as Appendix A, incorporates new standards for audit committees recently set forth by both the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. The Company's Audit Committee Charter was approved by the full Board of Directors at the May 11, 2000 Board meeting. The Audit Committee will review its Charter and request Board approval on an annual basis, and intends to include the most recent charter as an appendix to all future proxy statements.

         The Audit Committee is composed of three directors, each of whom is independent as defined by the rules of the New York Stock Exchange. As presented in greater detail in the Audit Committee Charter, the Audit Committee's responsibilities generally fall within the following four areas: (i) monitoring and reviewing the Company's financial statements, internal controls, risk management procedures, and other relevant policies, (ii) providing an open avenue of communication between the independent auditors and the Board of Directors, including review of the auditors' independence, scope of audit and related fees, and interim and year-end audited financial statements, (iii) recommending to the Board of Directors the independent auditors to be nominated, and (iv) informing the Board of any legal, regulatory, or compliance issues that may have material impact on the financial statements.

         The Audit Committee met with both management and the independent auditors to discuss the interim and year-end financial statements and reports prior to their issuance. Such meetings included an overview of the preparation and review of such financial statements and a discussion of any significant accounting issues. Management and the independent auditors advised the Committee that all statements were prepared under generally accepted accounting principles.

         The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding the auditors' independence as required by Independence Standard Boards Standard No. 1, Independence Discussions with Audit Committees. Such disclosures and other matters relating to the auditors' independence were reviewed by the Audit Committee and discussed with the independent auditors. The Audit Committee considered whether the provision of non-audit services and financial information systems design and implementation services by the independent auditor is compatible with maintaining the auditors' independence.

         The scope of the audit was discussed with the Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent auditors. The Audit Committee also discussed with management and the independent auditors the adequacy of the Company's internal controls, policies, and systems, and management's ongoing progress to further strengthen such areas as appropriate.

         Based on its review of the financial statements, and its discussions with management and the independent auditors, the Audit Committee recommended to the full Board of Directors that the Company's audited financial statements for fiscal year ending December 31, 2000 be included in the Company's Annual Report and Form 10-K for filing with the SEC.

                                                  Audit Committee
                                                  Charles J. Toeniskoetter
                                                  Thomas Farb
                                                  David L. Tyler

                        COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company's Board of Directors (the "Committee"), which is comprised exclusively of independent directors, administers the Company's executive compensation plans and programs. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

         The Committee believes that the Company's executives should be rewarded for achieving sustained earnings and for creating long-term value for the Company's stockholders. Further, the Committee believes that rewards to the Company's executives should be based upon the achievement of the Company's business strategies and operating plans. The Committee's guiding principles in regard to the compensation of the Company's executives are to: (i) attract, develop and retain highly qualified and productive executives; (ii) motivate executives to achieve, maintain, and improve the overall performance and profitability of the Company; (iii) provide additional rewards to executives when specific, measurable results have been achieved; (iv) ensure accountability by making rewards based upon each executive's performance and contributions; (v) tie incentive awards, when granted, to the performance of the Company's common stock as a means to reinforce the linkage between the interests of the Company's stockholders and the executives; and, (vi) ensure that compensation levels are both externally competitive and internally equitable. The Committee conducts such research and oversight to ensure that the compensation of executives is set at levels competitive with compensation paid to similar positions in companies with generally comparable business structures, scope of operations, and lines of business.

         The compensation of the Company's executives is comprised of three principal components: (i) base salary; (ii) annual incentive awards; and (iii) restricted stock and stock options granted under the Company's Stock Option Plan. The base salary of the Company's executives is reviewed at least annually by the Committee, and is adjusted at the discretion of the Committee, in keeping with the above-stated principles. The Committee has established and administers an annual incentive plan for certain executives. The plan enables the granting of incentive awards to executives based upon the Committee's assessment of the contribution of eligible executives in consideration of the overall performance and results of the Company. Typically, incentive awards, if made, are awarded annually. Grants of restricted stock and or stock options, when made, are based upon prevailing stock option and restricted stock granting practices of comparable companies and upon the Committee's assessment of the contributions made by each eligible executive to the enhancement of the Company's long-term value. The Committee may, at its discretion, grant stock options with associated dividend equivalent rights ("DERs"). DERs, if granted to executives, may be in "accrued" or "current-pay" form. When DERs are "current-pay, the holder of such DERs ("recipient") receives the same cash or stock dividends or other distributions paid or made to the holders of the Company's common stock, regardless of whether the related stock options are vested or unvested. When DERs are accrued, the recipient is credited for additional shares of common stock in the amount of the cash, stock, or other distribution made, which shares are transferred to the recipient only upon exercise of the related option. No new options with DERs were granted to these officers in 2000. Each of these officers continue to receive DER payments on outstanding, unexercised options with DERs granted in years prior to 2000 at the same dividend rate paid to common stockholders.

         During 2000, the Committee conducted a detailed review of the relevant executive compensation practices of a number of financial institutions, financial services companies, REITs and mortgage-related companies. Based upon this analysis, the Committee concluded that for fiscal year 2000 the base salaries, annual incentive targets and awards, and restricted stock and stock option grants made to executives, taken together, were reasonable, appropriate to the Company's achieved results, and generally competitive with the prevailing compensation practices of similar companies. This analysis also was considered by the Committee in establishing the base compensation levels for executives for the Company's fiscal year 2001.

         The Compensation Committee applies the foregoing principles, policies and practices in determining and adjusting the compensation of George E. Bull, the Company's Chief Executive Officer, and of Douglas B. Hansen, the Company's President. During fiscal year 2000, Mr. Bull and Mr. Hansen each received a salary of $350,000. Based on their achievement of certain goals and objectives, the Committee provided short-term incentive awards of $352,110 to both Mr. Bull and Mr. Hansen. Based upon the performance of Messrs. Bull and Hansen and in consideration of the performance of the Company during fiscal year 2000, the Committee, in December 2000, granted to Messrs. Bull and Hansen, respectively, options to purchase 57,200 shares of the Company's common stock. The stock options were granted without associated DERs.

          In January 2001, the Compensation Committee made awards of 14,000 shares each of restricted stock to Messrs. Bull and Hansen. The Compensation Committee determined the term, conditions, and restrictions that apply to these grants of restricted stock, as it considered appropriate. These terms, conditions and restrictions included, among others: (i) the period of the restrictions; (ii) the exercise of voting rights with respect to such shares during the period of the restrictions; and (iii) the right to receive dividends payable during the period of restriction. These restricted stock awards were issued on March 1, 2001 upon the execution of restricted stock award agreements. Although these awards were granted in the year 2001, the Compensation Committee considered the awards a part of the fiscal year 2000 compensation for these executives.

         The Compensation Committee will continue to evaluate alternative forms and levels of compensation to ensure that the compensation of the Company's executives is reasonable, performance-based, and consistent with the Company's overall strategies, operating plans, and objectives. The Compensation Committee reserves the right, at its sole discretion, to implement programs that are based on a full range of performance criteria important to the Company's success, even when compensation payable under such programs may not be fully or partially deductible by the Company.

                                                  Compensation Committee
                                                  Mariann Byerwalter
                                                  Richard D. Baum
                                                  Thomas C. Brown
                                                  David L. Tyler

                                PERFORMANCE GRAPH

         The following graph presents a total return comparison of the Company's Common Stock over the last five years, to the S&P Composite-500 Stock Index, and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends for the Company's Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.

                       FIVE YEAR -TOTAL RETURN COMPARISON
                   DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000

                                           12/31/95    12/31/96     12/31/97     12/31/98    12/31/99     12/31/00
      Redwood Trust, Inc.                  $100.00      $216.68      $126.13      $87.72      $80.92       $127.40
      S&P Composite-500 Index              $100.00      $122.94      $163.95     $210.80      $255.16      $231.93
      NAREIT Mortgage REIT Index           $100.00      $150.86      $156.62     $110.86      $74.03       $85.85
      Mortgage REIT Peer Group Index(1)    $100.00      $156.39      $165.31      $60.92      $61.67       $111.68

-------------
(1) In past years, the Company has also included a Peer Group Index of five mortgage REITs, believing the selected Mortgage REIT Peer Group Index was more representative of its sector of the mortgage REIT industry than the NAREIT Mortgage REIT Index. The Peer Group Index was comprised of the following five mortgage REITs: (a) Thornburg Mortgage Asset Corporation, (b) Capstead Mortgage Corporation, (c) CRIIMI MAE, Inc., (d) IndyMac Mortgage Holdings, Inc. and (e) Dynex Capital, Inc. Due to changes in the business conditions and strategies of these REITs, the Company no longer believes this to be a comparable group of peers and will not continue to present a return comparison on this Peer Group Index.

             ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the year ended December 31, 2001. The Board of Directors' selection of PricewaterhouseCoopers LLP for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. To the Company's knowledge, neither PricewaterhouseCoopers LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he of she desires to do so and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $110,500. In addition, fees for audit services provided to RWT Holdings, Inc., an affiliate of the Company, were $35,000 for fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no professional services rendered by PricewaterhouseCoopers LLP for information technology services relating to financial information systems design and implementation during 2000.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company other than the services described above for the fiscal year ended December 31, 2000 were approximately $10,500. In addition, aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to RWT Holdings, Inc, an affiliate of the Company, other than the services described above for the fiscal year ended December 31, 2000 were approximately $11,000. These fees were principally for tax accounting services.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters that may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

                   STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING

         Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and the Company's Bylaws. Under the proxy rules, any proposals intended to be presented at the Annual Meeting of Stockholders of the Company to be held in the year 2002 must be received at a Company's offices on or before December 5, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Pursuant to the Company's Bylaws, a stockholder must deliver the proposal to the Secretary of the Company at the principal executive office of the Company not less than 60 days nor more than 90 days prior to May 3, 2002.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ HAROLD F. ZAGUNIS
                                ---------------------------------------
                                Harold F. Zagunis
                                Secretary

Mill Valley, California
April 4, 2001

                                   APPENDIX A

                               REDWOOD TRUST, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors of Redwood Trust, Inc. ("the Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. The Board of Directors shall review the backgrounds of all members at least annually, and make the determination as to whether the members are independent and have the appropriate level of financial background and expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Company's directors and management in fulfilling their responsibility to the stockholders, potential stockholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and controls of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

RELATIONSHIP TO INDEPENDENT AUDITORS

The independent auditors for the Company are ultimately accountable to the Board of Directors and Audit Committee of the Company. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select the independent auditors to be nominated for stockholder approval, to evaluate, and, where appropriate, to replace the independent auditors. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action to ensure the independence of the independent auditors.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changes in conditions and to ensure to the directors and stockholders that the corporate accounting, financial reporting, and control practices of the Company are in accordance with all requirements and are of the highest quality. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

In carrying out its responsibilities, the Audit Committee will:

         1. Provide an open avenue of communication between the independent auditors and the Board of Directors.

         2. Review and update the Audit Committee's charter at least annually.

         3. Recommend to the Board of Directors the independent auditors to be nominated for stockholder approval, review the compensation of the independent auditors, and review and approve the discharge of the independent auditors.

         4. Review annually the need for an internal audit department, given appropriate consideration to the size and complexity of the Company, and arrange for certain internal audit functions (if any are deemed to be necessary) to be outsourced to the extent the committee determines an internal auditing department is not vital.

5. Review the scope and related fees of all services provided by the independent auditors. Obtain a formal written statement from the independent auditors delineating all relationships between the Company and the independent auditors. Discuss with the independent auditors any disclosed relationships or services that may impact auditor objectivity and independence.

         6. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         7. Consider, in consultation with the independent auditors, the audit scope and plan of the independent auditors.

         8. Consider with management and the independent auditors the rationale for employing audit firms other than the principal independent auditors.

         9. Review with the independent auditors the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

        10.     Consider and review with the independent auditors:

                a. The adequacy of the Company's internal controls including computerized information system controls and security.

                b. Any related significant findings and recommendations of the independent auditors together with management's responses thereto.

        11. Review with management and the independent auditors at the completion of the annual examination:

                a. The Company's annual financial statements and related footnotes.

                b. The independent auditors' audit of the financial statements and their report thereon.

                c. Any significant changes required in the independent auditors' audit plan.

                d. Any serious difficulties or disputes with management encountered during the course of the audit.

                e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

        12.     Consider and review with management:

                a. Significant findings during the year and management's responses thereto.

                b.    Any difficulties encountered in the course of the audit.

                c. Any changes required in the planned scope of the audit plan.

13. Review with management and the independent auditors the interim financial reports before they are filed with the SEC or other regulators. The Committee should attempt such review prior to any earnings release for such interim period, if such earnings release date is prior to the filing of the interim reports. The chair of the Audit Committee, or appointed delegate, may represent the committee for purposes of this review.

        14. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

        15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators, if any.

        16. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

        17. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

        18. Prepare an Audit Committee Report for inclusion in the annual proxy statement that describes the committee's composition and responsibilities and how they were discharged.

        19. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to independently retain counsel, accountants, or others to assist it in the conduct of any investigation.

        20. The committee shall meet four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend any meeting and provide pertinent information as necessary.

        21. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                               REDWOOD TRUST, INC.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS GEORGE E. BULL, DOUGLAS B. HANSEN, AND HAROLD
F. ZAGUNIS, AND EACH OF THEM SINGLY, AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF REDWOOD TRUST, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA ON MAY 3,
2001, AT 11:00 A.M. LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

BY SIGNING AND DATING THE REVERSE OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE HIS DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AY ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE HEREOF)



                           -- FOLD AND DETACH HERE --

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
                                                                                                                   PLEASE MARK
                                                                                                                   YOUR VOTES AS [X]
                                                                                                                   INDICATED IN
                                                                                                                   THIS EXAMPLE

1. ELECTION OF DIRECTORS                          INSTRUCTIONS: To withhold authority to       IMPORTANT: PLEASE SIGN EXACTLY AS
                                                  vote for any individual nominee check        YOUR NAME APPEARS ON THIS PROXY. IF
   FOR all nominees           WITHHOLD            the "FOR ALL NOMINEES" box to the left,      ACTING AS EXECUTOR, ADMINISTRATOR,
  listed to the right         AUTHORITY           and strike a line through that nominee's     TRUSTEE, GUARDIAN, ETC., YOU SHOULD
  (except as marked    to vote for all nominees   name below.                                  INDICATE WHEN SIGNING. IF THE SIGNER
   to the contrary)      listed to the right                                                   IS A CORPORATION PLEASE SIGN IN FULL
                                                  Richard D. Baum, Mariann Byerwalter,         CORPORATE NAME BY A DULY AUTHORIZED
     [ ]                         [ ]              and David L. Tyler                           OFFICER. IF A PARTNERSHIP, PLEASE
                                                                                               SIGN IN THE PARTNERSHIP NAME BY AN
2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP     3. IN THEIR DISCRETION, THE PROXYHOLDERS     AUTHORIZED PERSON. IF SHARES ARE HELD
   AS INDEPENDENT AUDITORS OF REDWOOD TRUST, INC.    ARE AUTHORIZED TO VOTE ON SUCH OTHER      JOINTLY, EACH STOCKHOLDER SHOULD
                                                     MATTERS THAT MAY PROPERLY COME BEFORE     SIGN.
     FOR       AGAINST       ABSTAIN                 THIS ANNUAL MEETING OR ANY ADJOURNMENT
     [ ]         [ ]           [ ]                   OR POSTPONEMENT THEREOF.                  UNLESS OTHERWISE SPECIFIED, THIS
                                                                                               PROXY WILL BE VOTED FOR EACH OF THE
                                                                                               LISTED ITEMS, AND IN THE DISCRETION
                                                                                               OF THE PROXYHOLDERS ON SUCH OTHER
                                                                                               MATTERS AS MAY PROPERLY COME BEFORE
                                                                                               THE MEETING.

                                                                                               THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                                                                               RECEIPT OF NOTICE OF ANNUAL MEETING
                                                                                               OF STOCKHOLDERS OF REDWOOD TRUST,
                                                                                               INC. AND A PROXY STATEMENT FOR THE
                                                                                               ANNUAL MEETING PRIOR TO THE SIGNING
                                                                                               OF THIS PROXY.

                                                                                               Dated _________________________, 2001
                                                                                                      (BE SURE TO DATE PROXY)

                                                                                               SIGNATURE ___________________________
                                                                                                PLEASE VOTE, SIGN AND RETURN THIS
                                                                                                PROXY AS PROMPTLY AS POSSIBLE IN
                                                                                                      THE ENVELOPE PROVIDED.

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                                                      - FOLD AND DETACH HERE -
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